Exhibit (a)(1)(D)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

Jive Software, Inc.

at

$5.25 NET PER SHARE

Pursuant to the Offer to Purchase dated May 12, 2017

by

Jazz MergerSub, Inc.

a wholly owned subsidiary of

Wave Systems Corp.

a wholly owned subsidiary of

ESW Capital, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, EASTERN TIME,

AT THE END OF JUNE 9, 2017, UNLESS THE OFFER IS EXTENDED.

May 12, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 12, 2017 (together with any amendments and supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (the “Offer”) by Jazz MergerSub, Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Wave Systems Corporation, Inc., a Delaware corporation and a wholly owned subsidiary of ESW Capital, LLC, a Delaware limited liability company, to purchase all outstanding shares of common stock, par value $0.0001 per share (the “Company Shares”), of Jive Software, Inc., a Delaware corporation (the “Company”), at a purchase price of $5.25 per Company Share, net to the selling stockholder in cash, without interest and less any required withholding, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of the Company Shares held for your account. A tender of such Company Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender the Company Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Company Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $5.25 per Company Share, net to you in cash, without interest and less any required withholding.

2. The Offer is being made for any and all outstanding Company Shares.

3. The Offer and withdrawal rights will expire at the end of June 9, 2017, unless the Offer is extended by the Purchaser. Previously tendered Company Shares may be withdrawn at any time until the Offer has expired and, if the Purchaser has not accepted such Company Shares for payment by the end of July 10, 2017, such Company Shares may be withdrawn at any time after that date until the Purchaser accepts such Company Shares for payment.

4. The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

5. The Offer is being made pursuant to the Agreement and Plan of Merger, dated April 30, 2017 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, Purchaser and the Company. The Merger Agreement provides for the commencement of the Offer by Purchaser and further provides that, following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent pursuant to Section 251(h) of the Delaware General Corporation Law and without a vote of the Company’s stockholders. At the effective time of the Merger, each Company Share outstanding (other than Company Shares owned by Parent, Purchaser, the Company, or by any wholly owned subsidiary of Parent or the Company, which will be canceled and extinguished and Company Shares with respect to which the holders have properly perfected their appraisal rights under Delaware law) will be converted into the right to receive $5.25 net to the selling stockholder in cash, without interest and less any required withholding. The Merger Agreement is more fully described in the Offer to Purchase.

6. After careful consideration, the Board of Directors of the Company has unanimously (i) determined that the terms of the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders; (ii) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement; (iii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Offer, the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained in the Merger Agreement; and (iv) resolved to recommend that the Company’s stockholders accept the Offer and tender their Company Shares to Purchaser pursuant to the Offer.

7. Tendering stockholders who are registered stockholders or who tender their Company Shares directly to Computershare will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Purchaser’s purchase of Company Shares pursuant to the Offer.

If you wish to have us tender any or all of your Company Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Company Shares, all such Company Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Company Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Jive Software, Inc.

$5.25 NET PER SHARE

Pursuant to the Offer to Purchase dated May 12, 2017

by

Jazz MergerSub, Inc.

a wholly owned subsidiary of

Wave Systems Corp.

a wholly owned subsidiary of

ESW Capital, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 12, 2017, and the related Letter of Transmittal, in connection with the offer (the “Offer”) by Jazz MergerSub, Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Wave Systems Corp., a Delaware corporation and a wholly owned subsidiary of ESW Capital, LLC, a Delaware limited liability company, to purchase all outstanding shares of common stock, par value $0.0001 per share (the “Company Shares”), of Jive Software, Inc., a Delaware corporation, at a purchase price of $5.25 per Company Share, net to the selling stockholder in cash, without interest and less any required withholding, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Company Shares indicated below or, if no number is indicated, all Company Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF COMPANY SHARES BEING TENDERED HEREBY: COMPANY SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Company Shares held by us for your account are to be tendered.

Dated: May 12, 2017

(Signature(s))

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